Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
 (baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE 15TH ANNUAL ICR XCHANGE CONFERENCE

HOUSTON, TX, January 9, 2013 - Stage Stores, Inc. (NYSE: SSI) announced today that Michael Glazer, President and CEO, Oded Shein, CFO, and Ed Record, COO, will make a presentation at the 15th Annual ICR XChange Conference on Wednesday, January 16, 2013, at 2:00 p.m. Eastern Time.  The conference is being held at the Fontainebleau Miami Beach in Miami Beach, FL.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's website at www.stagestoresinc.com and then click on Investor Relations, then Webcasts and then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

The PowerPoint presentation that management will be using at the conference will be available for viewing in the Investor Relations section of the Company's website.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities.  Its stores, which operate under the Bealls, Goody's, Palais Royal, Peebles, Stage and Steele's names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company operates 865 stores in 40 states.  The Company also has an eCommerce website.  For more information about Stage Stores, visit the Company's web site at www.stagestoresinc.com.

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